UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015 (January 6, 2015)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 East Park Drive, Second Floor Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of AAC Holdings, Inc., a Nevada corporation (the “Company”), approved a form of Restricted Share Award Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference, pursuant to which the Committee may grant shares of the Company’s common stock under the AAC Holdings, Inc. 2014 Equity Incentive Plan to employees and officers from time to time.

On January 8, 2015, the Board of Directors of the Company approved a form of Non-Employee Director Award Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference, pursuant to which the Board of Directors may grant shares of the Company’s common stock under the AAC Holdings, Inc. 2014 Equity Incentive Plan to non-employee directors from time to time.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Restricted Share Award Agreement under the AAC Holdings, Inc. 2014 Equity Incentive Plan.

10.2	Form of Non-Employee Director Award Agreement under the AAC Holdings, Inc. 2014 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chief Executive Officer and Chairman

Date: January 9, 2015

EXHIBIT INDEX

No.	Exhibit

10.1	Form of Restricted Share Award Agreement under the AAC Holdings, Inc. 2014 Equity Incentive Plan.

10.2	Form of Non-Employee Director Award Agreement under the AAC Holdings, Inc. 2014 Equity Incentive Plan.